Exhibit 99.1

Focus Financial Partners Reports Second Quarter 2023 Results

New York, New York – August 3, 2023 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•	Total revenues of $583.8 million, 8.3% growth year over year

•	Organic revenue growth(1) rate of 4.9% year over year

•	GAAP net income of $29.1 million

•	GAAP basic income and diluted loss per share of Class A common stock of $0.49 and ($0.10), respectively

•	Adjusted Net Income Excluding Tax Adjustments(2) of $61.3 million and Tax Adjustments(3) of $17.6 million

•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.70 and Tax Adjustments(3) Per Share(2) of $0.20

•	Net Leverage Ratio(4) of 4.36x

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

(4)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

Second Quarter 2023 Financial Highlights

Total revenues were $583.8 million, 8.3%, or $44.6 million higher than the 2022 second quarter. The increase was primarily attributable to $18.2 million of revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 4.9%.

An estimated 74.3%, or $434.0 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 65.1%, or $282.6 million, were generated from advance billings generally based on market levels in the 2023 first quarter. The remaining 25.7%, or $149.8 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net income was $29.1 million compared to $49.3 million in the prior year quarter. GAAP basic income and diluted loss per share of Class A common stock was $0.49 and ($0.10), respectively, as compared to $0.51 and $0.50 for basic and diluted income per share of Class A common stock, respectively, in the prior year quarter.

Adjusted EBITDA(2) was $136.0 million, (0.7)%, or ($1.0) million, lower than the prior year period. Our Adjusted EBITDA margin(3) was 23.3%, Adjusted Net Income Excluding Tax Adjustments(2) was $61.3 million, and Tax Adjustments(4) was $17.6 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.70, down (29.3)% compared to the prior year period primarily reflecting the effect of higher interest expense on our borrowings. Tax Adjustments Per Share(2) was $0.20, up 5.3% compared to the prior year period reflecting the tax efficiency of our acquisition activity.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

(4)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

Balance Sheet and Liquidity

As of June 30, 2023, cash and cash equivalents were $137.0 million and debt outstanding under our credit facilities was approximately $2.7 billion. Our Net Leverage Ratio(1) as of June 30, 2023 was 4.36x.

As of June 30, 2023, $850 million, or 32.1%, of our debt outstanding under our credit facilities had SOFR swapped from a floating rate to a fixed weighted average interest rate of 53 basis points plus a spread of 325 basis points. The residual amount of approximately $1.8 billion remains at floating rates, with $904.0 million at an interest rate of SOFR (subject to a 50 basis point floor) plus 250 basis points spread, and $896.8 million at an interest rate of SOFR (subject to a 50 basis point floor) plus 325 basis points spread. We typically use 30-day Term SOFR for our term loans.

Our net cash provided by operating activities for the trailing four quarters ended June 30, 2023 was $266.1 million compared to $291.3 million for the comparable prior year period. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended June 30, 2023 was $271.2 million compared to $323.2 million for the comparable prior year period. In the 2023 second quarter, we paid $18.0 million in cash earn-out obligations and $6.7 million of required installments under our First Lien Term Loans.

(1)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

The Merger

On February 27, 2023, Focus Inc. entered into the Merger Agreement for Focus to be acquired by affiliates of CD&R in an all-cash transaction (the “Merger”). Funds managed by Stone Point Capital LLC (“Stone Point”) will retain a portion of their investment in Focus and provide new equity financing as part of the Merger. If the Merger is consummated, Focus will cease to be publicly-traded. At a Special Meeting held on July 14, 2023, the shareholders of the Company, including a majority in voting power of the outstanding shares of common stock held by Unaffiliated Stockholders (as defined in the Merger Agreement), adopted and approved the Merger Agreement. Completion of the Merger is subject to other customary closing conditions. The Merger is expected to close in the third quarter of 2023. However, the Company cannot assure completion of the Merger by any particular date, if at all or that, if completed, it will be completed on the terms set forth in the Merger Agreement. For more information see Current Report on Form 8-K filed on February 28, 2023.

Due to the pending Merger, Focus will not be hosting an earnings conference call or take questions from the investment community.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events, including with respect to the Merger and the expected timing of closing of the Merger, and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors, including relating to the Company’s operations and business environment, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contact

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and six months ended June 30, 2022 and 2023 include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2023	2022	2023

	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$539,211	$583,805	$1,075,778	$1,141,312
Revenue growth (1) from prior period	26.8%	8.3%	31.3%	6.1%
Organic revenue growth (2) from prior period	15.0%	4.9%	18.6%	2.6%

Management Fees Metrics (operating expense):
Management fees	$136,802	$139,035	$274,641	$263,629
Management fees growth (3) from prior period	17.7%	1.6%	25.8%	(4.0)%
Organic management fees growth (4)
from prior period	8.4%	0.5%	14.5%	(5.4)%

Net Income (loss) Metrics:
Net income	$49,318	$29,082	$88,400	$22,105
Net income growth from prior period	*	(41.0)%	*	(75.0)%
Income (loss) per share of Class A common stock:
Basic	$0.51	$0.49	$0.95	$0.48
Diluted	$0.50	$(0.10)	$0.95	$(0.32)
Income (loss) per share of Class A common stock growth from prior period:
Basic	*	(3.9)%	*	(49.5)%
Diluted	*	(120.0)%	*	(133.7)%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$137,021	$136,022	$272,101	$268,540
Adjusted EBITDA growth (5) from prior period	27.1%	(0.7)%	30.3%	(1.3)%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)	$81,679	$61,347	$164,752	$121,471
Adjusted Net Income Excluding Tax Adjustments
growth (5) from prior period	20.5%	(24.9)%	25.5%	(26.3)%

Tax Adjustments
Tax Adjustments (5)(6)	$15,977	$17,637	$30,790	$35,015
Tax Adjustments growth from prior period (5)(6)	44.7%	10.4%	43.0%	13.7%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2023		2022		2023

	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)	$0.99		$0.70		$2.01		$1.39
Tax Adjustments Per Share (5)(6)	$0.19		$0.20		$0.37		$0.40

Adjusted Net Income Excluding Tax Adjustments Per Share growth	17.9%		(29.3)%		24.1%		(30.8)%
(5) from prior period

Tax Adjustments Per Share growth from prior period (5)(6)	35.7%		5.3%		37.0%		8.1%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (5)	82,312,683		87,533,867		82,123,532		87,238,409

Other Metrics:
Net Leverage Ratio (7) at period end	3.90	x	4.36	x	3.90	x	4.36	x
Acquired Base Earnings (8)	$11,450		$11,066		$11,450		$12,797
Number of partner firms at period end (9)	85		90		85		90

*            Not meaningful

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(6)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of June 30, 2023, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $70.8 million.

(7)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan A, First Lien Term Loan B and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(8)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our collective preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(9)	Represents the number of partner firms on the last day of the period presented.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2023	2022	2023
REVENUES:
Wealth management fees	$517,421	$555,574	$1,032,600	$1,089,463
Other	21,790	28,231	43,178	51,849
Total revenues	539,211	583,805	1,075,778	1,141,312
OPERATING EXPENSES:
Compensation and related expenses	178,131	208,532	359,931	414,948
Management fees	136,802	139,035	274,641	263,629
Selling, general and administrative	94,771	114,991	183,421	227,807
Intangible amortization	64,649	74,623	124,925	146,409
Non-cash changes in fair value of estimated
contingent consideration	(42,757)	6,076	(51,742)	22,564
Depreciation and other amortization	3,805	4,053	7,438	8,020
Total operating expenses	435,401	547,310	898,614	1,083,377
INCOME FROM OPERATIONS	103,810	36,495	177,164	57,935
OTHER INCOME (EXPENSE):
Interest income	17	639	20	1,103
Interest expense	(19,892)	(48,341)	(37,508)	(92,270)
Amortization of debt financing costs	(949)	(1,115)	(2,050)	(2,220)
Other expense—net	(1,451)	(229)	(1,487)	(2,954)
Income from equity method investments	11	354	106	529
Total other expense—net	(22,264)	(48,692)	(40,919)	(95,812)
INCOME (LOSS) BEFORE INCOME TAX	81,546	(12,197)	136,245	(37,877)
INCOME TAX EXPENSE (BENEFIT)	32,228	(41,279)	47,845	(59,982)
NET INCOME	49,318	29,082	88,400	22,105
Non-controlling interest	(16,235)	3,095	(26,215)	9,440
NET INCOME ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$33,083	$32,177	$62,185	$31,545
Income (loss) per share of Class A
common stock:
Basic	$0.51	$0.49	$0.95	$0.48
Diluted	$0.50	$(0.10)	$0.95	$(0.32)
Weighted average shares of Class A
common stock outstanding:
Basic	65,389,642	65,999,323	65,360,667	65,969,827
Diluted	65,596,377	85,668,061	65,682,081	85,144,280

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	June 30,
	2022	2023
ASSETS
Cash and cash equivalents	$139,973	$137,040
Accounts receivable less allowances of $3,862 at 2022 and $4,349 at 2023	217,219	236,790
Prepaid expenses and other assets	151,356	206,983
Fixed assets—net	54,748	56,796
Operating lease assets	258,697	269,592
Debt financing costs—net	7,590	6,818
Deferred tax assets—net	230,130	238,677
Goodwill	2,167,917	2,310,675
Other intangible assets—net	1,639,124	1,757,799
TOTAL ASSETS	$4,866,754	$5,221,170
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$12,213	$13,605
Accrued expenses	80,679	97,443
Due to affiliates	70,974	40,999
Deferred revenue	10,726	9,826
Contingent consideration and other liabilities	335,033	523,568
Deferred tax liabilities	29,579	46,587
Operating lease liabilities	288,895	302,861
Borrowings under credit facilities (stated value of $2,563,970 and
$2,650,818 at December 31, 2022 and June 30, 2023, respectively)	2,510,749	2,600,437
Tax receivable agreements obligations	224,611	215,013
TOTAL LIABILITIES	3,563,459	3,850,339
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized;
65,929,644 and 66,015,587 shares issued and outstanding at
December 31, 2022 and June 30, 2023, respectively	659	660
Class B common stock, par value $0.01, 500,000,000 shares authorized;
11,827,321 and 12,540,262 shares issued and outstanding at
December 31, 2022 and June 30, 2023, respectively	118	125
Additional paid-in capital	918,044	913,612
Retained earnings	116,779	148,324
Accumulated other comprehensive income	18,318	18,606
Total shareholders' equity	1,053,918	1,081,327
Non-controlling interest	249,377	289,504
Total equity	1,303,295	1,370,831
TOTAL LIABILITIES AND EQUITY	$4,866,754	$5,221,170

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the six months ended
	June 30,
	2022	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$88,400	$22,105
Adjustments to reconcile net income to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	124,925	146,409
Depreciation and other amortization	7,438	8,020
Amortization of debt financing costs	2,050	2,220
Non-cash equity compensation expense	14,210	15,599
Non-cash changes in fair value of estimated contingent consideration	(51,742)	22,564
Income from equity method investments	(106)	(529)
Distributions received from equity method investments	776	681
Deferred taxes and other non-cash items	29,576	(7,249)
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(9,398)	(16,985)
Prepaid expenses and other assets	(9,776)	(60,847)
Accounts payable	4,778	818
Accrued expenses	21,446	17,551
Due to affiliates	(51,962)	(30,000)
Contingent consideration and other liabilities	(40,201)	(11,420)
Deferred revenue	(1,122)	(2,116)
Net cash provided by operating activities	129,292	106,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(252,056)	(140,265)
Purchase of fixed assets	(6,429)	(9,468)
Investments	(5,232)	(500)
Net cash used in investing activities	(263,717)	(150,233)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	100,000	98,500
Repayments of borrowings under credit facilities	(12,348)	(13,152)
Payments in connection with tax receivable agreements	(3,856)	(9,598)
Contingent consideration paid	(21,397)	(22,186)
Payments of deferred cash consideration	—	(12,505)
Payments of debt financing costs	(1,111)	—
Proceeds from exercise of stock options	422	3,067
Equity awards withholding	—	(704)
Distributions for unitholders	(15,956)	(3,172)
Other	375	—
Net cash provided by financing activities	46,129	40,250
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,339)	229
CHANGE IN CASH AND CASH EQUIVALENTS	(89,635)	(2,933)
CASH AND CASH EQUIVALENTS:
Beginning of period	310,684	139,973
End of period	$221,049	$137,040

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, other expense—net and Merger-related expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2023	2022	2023
	(in thousands)
Net income	$49,318	$29,082	$88,400	$22,105
Interest income	(17)	(639)	(20)	(1,103)
Interest expense	19,892	48,341	37,508	92,270
Income tax expense (benefit)	32,228	(41,279)	47,845	(59,982)
Amortization of debt financing costs	949	1,115	2,050	2,220
Intangible amortization	64,649	74,623	124,925	146,409
Depreciation and other amortization	3,805	4,053	7,438	8,020
Non-cash equity compensation expense	7,503	7,688	14,210	15,599
Non-cash changes in fair value of estimated
contingent consideration	(42,757)	6,076	(51,742)	22,564
Other expense—net	1,451	229	1,487	2,954
Merger-related expenses (1)	—	6,733	—	17,484
Adjusted EBITDA	$137,021	$136,022	$272,101	$268,540

(1)	Represents costs incurred in conjunction with the Merger. Refer to our SEC filings for additional information.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration and Merger-related expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business and is used for comparative purposes. The actual effective income tax rate, in current or future periods, may differ significantly from the pro forma income tax rate of 27%.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and restricted stock units outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units, including contingently issuable Focus LLC common units, if any, have been exchanged for Class A common stock), (iv) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (v) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2023	2022	2023
	(dollars in thousands, except per share data)
Net income	$49,318	$29,082	$88,400	$22,105
Income tax expense (benefit)	32,228	(41,279)	47,845	(59,982)
Amortization of debt financing costs	949	1,115	2,050	2,220
Intangible amortization	64,649	74,623	124,925	146,409
Non-cash equity compensation expense	7,503	7,688	14,210	15,599
Non-cash changes in fair value of estimated
contingent consideration	(42,757)	6,076	(51,742)	22,564
Merger-related expenses (1)	—	6,733	—	17,484
Subtotal	111,890	84,038	225,688	166,399
Pro forma income tax expense (27%) (2)	(30,211)	(22,691)	(60,936)	(44,928)
Adjusted Net Income Excluding Tax Adjustments	$81,679	$61,347	$164,752	$121,471

Tax Adjustments (3)	$15,977	$17,637	$30,790	$35,015

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.99	$0.70	$2.01	$1.39
Tax Adjustments Per Share (3)	$0.19	$0.20	$0.37	$0.40

Adjusted Shares Outstanding	82,312,683	87,533,867	82,123,532	87,238,409

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common
stock outstanding—basic (4)	65,389,642	65,999,323	65,360,667	65,969,827
Adjustments:
Weighted average incremental shares of
Class A common stock related to stock
options and restricted stock units (5)	206,735	516,151	321,414	479,847
Weighted average Focus LLC common units
outstanding (6)	12,175,282	12,540,262	11,900,077	12,307,867
Weighted average Focus LLC restricted
common units outstanding (7)	193,625	295,978	193,625	296,261
Weighted average common unit equivalent of
Focus LLC incentive units outstanding (8)	4,347,399	8,182,153	4,347,749	8,184,607
Adjusted Shares Outstanding	82,312,683	87,533,867	82,123,532	87,238,409

(1)	Represents costs incurred in conjunction with the Merger. Refer to our SEC filings for additional information.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business and is used for comparative purposes. The actual effective income tax rate, in current or future periods, may differ significantly from the pro forma income tax rate of 27%. The actual effective income tax rate is the percentage of income tax after taking into consideration various tax deductions, credits and limitations. Among other things, periods of increased interest expense and limits on our ability to deduct interest expense may, in current or future periods, contribute to an actual effective income tax rate that is less than or greater than the pro forma income tax rate of 27%.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of June 30, 2023, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $70.8 million.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Represents the incremental shares related to stock options and restricted stock units as calculated under the treasury stock method.

(6)	Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.

(7)	Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.

(8)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration and deferred cash consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements. We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portions of contingent consideration and deferred cash consideration paid which are classified as operating cash flows under GAAP. The balances of such contingent consideration and deferred cash consideration are classified as investing or financing cash flows under GAAP; therefore, we add back the amounts included in operating cash flows so that the full amount of contingent consideration and deferred cash consideration payments are treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended June 30, 2022 and 2023:

	Trailing 4-Quarters Ended
	June 30,
	2022	2023
	(in thousands)
Net cash provided by operating activities	$291,250	$266,128
Purchase of fixed assets	(13,129)	(24,056)
Distributions for unitholders	(29,159)	(10,200)
Payments under tax receivable agreements	(3,856)	(9,598)
Adjusted Free Cash Flow	$245,106	$222,274
Portion of contingent consideration paid included in operating activities (1)	78,105	48,621
Portion of deferred cash consideration paid included in operating activities (2)	—	304
Cash Flow Available for Capital Allocation (3)	$323,211	$271,199

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing or financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended June 30, 2022 was $20.4 million, $16.4 million, $23.1 million and $18.2 million, respectively, totaling $78.1 million for the trailing 4-quarters ended June 30, 2022. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended June 30, 2023 was $29.5 million, $6.1 million, $9.0 million and $4.0, respectively, totaling $48.6 million for the trailing 4-quarters ended June 30, 2023.

(2)	A portion of deferred cash consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in financing cash outflows. Deferred cash consideration paid and classified as operating cash outflows was $0.3 million for the trailing 4-quarters ended June 30, 2023.

(3)	Cash Flow Available for Capital Allocation excludes all contingent consideration and deferred cash consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of June 30, 2023:

	June 30, 2023
Economic Ownership of Focus Financial Partners, LLC Interests:	Interest	%
Focus Financial Partners Inc.	66,015,587	75.9%
Non-Controlling Interests (1)	21,007,740	24.1%
Total	87,023,327	100.0%

(1)	Includes 8,172,603 Focus LLC common units issuable upon conversion of the outstanding 16,559,179 vested and unvested incentive units (assuming vesting of the unvested incentive units and a June 30, 2023 period end value of the Focus LLC common units equal to $52.51) and includes 294,875 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Number of Shares Outstanding at June 30, 2023	Number of Shares Outstanding at July 31, 2023
Class A	66,015,587	66,018,464
Class B	12,540,262	12,540,262

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at June 30, 2023. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	708,107
$11.00	813,001
$12.00	513,043
$13.00	540,000
$14.00	10,098
$16.00	45,191
$17.00	20,000
$19.00	527,928
$21.00	3,017,692
$22.00	796,417
$23.00	524,828
$26.26	12,500
$27.00	12,484
$27.90	1,885,166
$28.50	1,424,225
$30.48	30,000
$33.00	3,587,500
$36.64	30,000
$37.59	506,745
$43.07	60,000
$43.50	30,000
$44.71	803,165
$58.50	658,403
16,559,179